Distribution Financial Services MarineTrust 1999-2
November 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                   397,334,990.57
Beginning Pool Factor                        1.00000000

Distribution Allocable to Principal on Notes


 Class           Prior Prin. Pymts.     $1000 orig.prin.bal.   Current Prin. Pymts.   $1000 orig.prin.bal.
  A-1                    $0.00                0.0000000             $7,507,206.66              35.5626612
  A-2                    $0.00                0.0000000                     $0.00               0.0000000
  A-3                    $0.00                0.0000000                     $0.00               0.0000000
  A-4                    $0.00                0.0000000                     $0.00               0.0000000
  A-5                    $0.00                0.0000000                     $0.00               0.0000000
  A-6                    $0.00                0.0000000                     $0.00               0.0000000
    B                    $0.00                0.0000000                     $0.00               0.0000000
    C                    $0.00                0.0000000                     $0.00               0.0000000

Distribution Allocable to Interest on Notes

Class                    Rate             Prior Int. Pymt.       $1000 orig.prin.bal.   Current Int. Pymts.    $1000 orig.prin.bal.
  A-1                    5.50%                    $0.00                 0.0000000             $245,043.29                1.1608035
  A-2                    5.98%                    $0.00                 0.0000000             $276,908.88                4.9833333
  A-3                    6.20%                    $0.00                 0.0000000             $558,666.50                5.1666667
  A-4                    6.48%                    $0.00                 0.0000000             $357,517.80                5.4000000
  A-5                  6.6656%                    $0.00                 0.0000000             $299,946.45                5.5546668
    B                    6.93%                    $0.00                 0.0000000             $190,575.00                5.7750000
    C                    7.61%                    $0.00                 0.0000000             $139,516.67                6.3416668


Note Balance After Giving Effect to Principal Distribution
     Class               Beginning Balance           Pool Factor                Ending Balance           Pool Factor
      A-1                     53,463,990.50            1.0000000                 $45,956,783.84          217.7035493
      A-2                     55,567,000.00            1.0000000                 $55,567,000.00            1.0000000
      A-3                    108,129,000.00            1.0000000                 108,129,000.00            1.0000000
      A-4                     66,207,000.00            1.0000000                  66,207,000.00            1.0000000
      A-5                     53,999,000.00            1.0000000                  53,999,000.00            1.0000000
      B                       33,000,000.00            1.0000000                  33,000,000.00            1.0000000
      C                       22,000,000.00            1.0000000                  22,000,000.00            1.0000000

Servicing Fee                                                                                              $165,556.25
Servicing Fee Per $1,000 of Orig.Note                                                                        0.3010114

Realized Losses                                                                                            $294,080.17

Reserve Account Balance                                                                                 $21,233,858.06

Payments Rec. with Respect to Receivables During Most Recently Ended Collection Period                   $9,602,756.06
Interest Payments Received                                                                               $2,759,092.63
Scheduled Principal Payments Received                                                                    $1,848,673.63
Principal Prepayments Received                                                                           $4,994,989.80

Distribution to Residual Interestholders                                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                0.0000000

Aggregate Purchase Amounts for Rec. that were purchased in related Collection Period                     $0.00

Ending Pool Balance                                                                                    $390,149,311.82
Ending Pool Factor                                                                                          0.70936224